UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 24, 2020

Predictive Oncology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36790	83-4360734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2915 Commers Drive, Suite 900, Eagan, Minnesota 55121
(Address of Principal Executive Offices) (Zip Code)

(651) 389-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 7.01. Regulation FD Disclosure.

On January 24, 2020, Predictive Oncology Inc. (the “Company” announced that it has signed a letter of intent to acquire Quantitative Medicine (QM).

QM is a biomedical analytics and computational biology company, founded by Dr. Robert Murphy and Dr. Joshua Kangas, both of Carnegie Mellon University, that has developed a novel, computational drug discovery platform called CoRE. CoRE is designed to dramatically reduce the time, cost and financial risk of discovering new therapeutic drugs by predicting the main effects of drugs on target molecules that mediate disease. Predictive Oncology’s Helomics division has built an AI knowledgebase of drug response profiles from over 150,000 cancer cases. Upon completion of a transaction with QM, the Company would be able to use AI to integrate information with CoRE to build robust predictive models of how specific types of tumors will react to cancer drug therapies.

Completion of the transaction, which is expected to be completed in the first two quarters of 2020, is subject to the negotiation of a definitive agreement and other terms and conditions. Terms were not disclosed, but the transaction is expected to be an all-stock transaction.

The Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

      (a)      Not applicable.
      (b)      Not applicable.
      (c)      Not applicable.
      (d)      Exhibits.

Exhibit No.	Description
99.1	Press release dated January 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Oncology Inc.

Date: January 28, 2020	By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer